EXHIBIT 10(v)

                        RESEARCH & DEVELOPMENT AGREEMENT


     THIS AGREEMENT made this 1st day of July, 2001 between Trimol Group, Inc., a Delaware corporation having its principal office located at 1285 Avenue of the Americas, 35th Floor, New York, New York ("Trimol"), and Aluminum-Power Inc., a corporation incorporated under the laws of the Province of Ontario, Canada, and having a principal office located at 87 Scollard Street, Toronto, Ontario, Canada M5R 1G4 ("Aluminum-Power"). Aluminum-Power and Trimol shall sometimes be referred to herein as the "Parties." All capitalized terms not defined herein shall have the meaning given to them in the Technology Acquisition Agreement dated January 11, 2001 between the Parties (the "Technology Acquisition Agreement") and the License Agreement dated January 11, 2001 between the Parties (the "License Agreement").

     WHEREAS, Aluminum-Power has developed certain technologies pertaining to aluminum-air fuel cell technology;

     WHEREAS, Aluminum-Power and Trimol entered into the Technology Acquisition Agreement, whereby Trimol acquired certain aluminum-air fuel cell technology developed by Aluminum-Power;

     WHEREAS, Aluminum-Power and Trimol entered into the License Agreement, whereby Trimol licensed certain rights from Aluminum-Power related to the aluminum-air fuel cell technology developed by Aluminum-Power (the aluminum-air fuel cell technology that is the subject of the Technology Acquisition Agreement and the License Agreement shall collectively be referred to hereinafter as the "Technology Assets");

     WHEREAS, the Parties recognize that the Technology Assets and other technology owned and/or licensed by Aluminum-Power ("Aluminum-Power Technology") are the subject of continuing research and development ("R & D");

     WHEREAS, the Parties believe it would be in their best interests to conduct such R&D jointly, where appropriate;

     WHEREAS, Aluminum-Power and Trimol desire to enter into an R&D cost sharing arrangement whereby each will bear a portion of the cost of such R&D and other expenses associated with the continuing development of said Technology Assets and Aluminum-Power Technology (collectively, the Technology Assets and Aluminum-Power Technology shall be referred to herein as "Technology").

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.  Premises,  Facilities,   Equipment  and  Human  Resources.  Subject  to  the
provisions contained herein, Aluminum-Power hereby agrees to provide Trimol, in connection with the development of its Technology Assets, with:

     1) unlimited access to Aluminum-Power's R&D center and facility presently located at 907 Alness Street, Toronto, Ontario, Canada M3J 2S1 ("R&D Center");

     2)   unlimited use of all equipment located in the R&D Center; and

     3)   unlimited use of all employees located therein.

2. Approved Budgets. Trimol hereby agrees to share proportionately, all costs and expenses associated with Aluminum-Power's R&D and marketing efforts of the Technology as set forth in: (a) budgets; (b) the budget for Aluminum-Power's overhead, including, but not limited to, employee expenses and salaries; and (c) any budgets hereinafter prepared relating to the development and marketing of the Technology, all as amended from time to time (collectively, all budgets referred to in subsection (a)-(c) are hereinafter referred to as the "Approved Budgets"). The Approved Budgets shall be prepared by Aluminum-Power and shall be subject to approval by Trimol.

     On the fifth business day of each month, Aluminum-Power agrees to provide Trimol with an expense schedule and invoices from the previous month for expenses incurred in connection with the research and development of the Technology Assets.

     Aluminum-Power hereby acknowledges that for five (5) years, Trimol will not be obligated to pay any amount to Aluminum-Power in connection with this Agreement, except for an amount equal to 1.2% of the fixed expenses of the Approved Budget on a monthly basis. However, any amount not paid in accordance with this Section 2 shall be accrued during the term of this Agreement and payable upon the fifth anniversary of the date of this Agreement. Such accrued expenses will bear interest at 2% per annum. At any time prior to the fifth anniversary date of this Agreement, Trimol may, in its sole discretion, pay to Aluminum-Power any or all of the portion of accrued expenses incurred as of that date.

3. Rights to Developed Property. Parties hereby agree that any and all further Improvements (as this term is defined in the Technology Acquisition Agreement) to:

     a) any technology not specifically conveyed to Trimol by virtue of the Technology Acquisition Agreement or licensed to Trimol pursuant to the License Agreement shall be the sole property of Aluminum-Power;

     b) the Aluminum-Power Technology which is the subject of the License Agreement evidenced by United States Patent and Trademark Office Patent Application Number: 09/522,930, filed on March 10, 2000, titled, "Ecologically Clean Mechanically Rechargeable Air-Metal Current Source," and Canadian Patent Application Number: 2,301,470, filed on December 7, 2000, shall be incorporated into the License Agreement where appropriate;

     c) the Technology Assets evidenced by United States Patent and Trademark Office Patent Application Number: 09/522,930, filed on March 10, 2000, titled, "Ecologically Clean Mechanically Rechargeable Air-Metal Current Source," and

Canadian Patent Application Number: 2,301,470, filed on December 7, 2000, shall be the sole property of Trimol; and

     d) the DC/DC Converter, which was designed and developed by Aluminum-Power and conveyed to Trimol pursuant to the Technology Acquisition Agreement, shall be shared equally between the Parties.

     For the purposes of this Agreement "Technology Assets" shall mean:

     (a) an exclusive worldwide license to make, use and sell a mechanically rechargeable metal-air battery solely for use with consumer portable electronic devices, evidenced by United States Patent and Trademark Office Patent Application Number: 09/522,930, filed on March 10, 2000, titled, "Ecologically Clean Mechanically Rechargeable Air-Metal Current Source," and Canadian Patent Application Number: 2,301,470, filed on December 7, 2000, that will allow for an instantaneous mechanical rechargeable battery requiring no external power source for recharging;

     (b) all rights and title to certain technology relating to metal-air batteries and fuel cells, evidenced by United States Patent and Trademark Office Patent Application Reference No. PNK/M275689/IAROCHENKO, filed on December 19, 2000, and Internal Reference Patent Application #1167 filed with the Canadian Intellectual Property Office on February 7, 2000, and titled, "A Metal-Air Battery Having In-Situ Generatable Electrolyte," suitable for consumer portable electronic devices, including two-way radios, wireless telephones, portable audio and video players, video cameras and personal computers; and

     (c) the design and know-how to a DC/DC Converter designed and developed by Aluminum-Power to be used as part of a full battery assembly which will enable the conversion of cell voltage of virtually any aluminum-metal-air-cathode battery to the voltage required by different consumer portable electronic devices.

4. Term. The initial term of this Agreement shall commence as of the Effective Date and continue for a period of five (5) consecutive years (the "Initial Term"). Thereafter, this Agreement shall automatically continue for consecutive renewal terms of one (1) years (each a "Renewal Term") unless and until either party provides written notice of termination to the other party at least ninety
(90) days prior to the expiration of the Initial Term or any subsequent Renewal Term.

5. Exclusivity. This Agreement shall not be exclusive between the Parties, and each party may consult, contract or use the services of any third party to develop the Technology Assets during the term of this Agreement.

6. Survival of Representations. The representations and agreements contained in this Agreement shall survive the termination of this Agreement.

7. Entire Agreement. This Agreement constitutes the entire agreement of the parties respecting the sharing of costs associated with the research and development of the Technology Assets.

8. No Waiver. The failure to enforce any provision of this Agreement or to require at any time performance by any party of any provision hereof shall in no way be construed to be a waiver of such provision or to affect the validity of this Agreement, or any part hereof, or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

9. Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing herein shall permit a party to assign or otherwise transfer its rights herein.

10. Notices. Any notice required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered or mailed, certified mail, return receipt requested, or sent via recognized overnight carrier (with delivery of receipt required) to the parties at their respective addresses set forth herein, or as otherwise notified. For purposes hereof, the parties' addresses are as follows:

         If to Trimol:              Trimol Group, Inc.
                                    1285 Avenue of the Americas, 35th Floor
                                    New York, New York, 10019
                                    Attn:    Alexander Gordin

         with copy to:              Spitzer & Feldman P.C.
                                    405 Park Avenue, 6th Floor
                                    New York, NY  10022
                                    Attention: Steven Sanders, Esq.

         If to Aluminum-Power:      Aluminum-Power Inc.
                                    87 Scollard Street
                                    Toronto, Ontario, Canada M5R 1G4
                                    Attention:  Vijay Sharma

         with a copy to:            Barry Speigel, LL.M., Q.C.
                                    390 Bay Street, Suite 1202
                                    Toronto, Ontario M5H 2Y2
                                    Canada

11. Confidentiality. Parties hereby agree to treat as secret and confidential any information disclosed pursuant to the joint effort to research, develop and market the Technology and to use each party's respective best efforts to prevent the disclosure of this information to persons outside the employ of the Parties, provided, however, the covenants contained in this Section 11 shall not apply to any information which:

     a) was readily available to the general public at the time of receipt thereof from the other;

     b) subsequently becomes known to the general public through no fault or omission on the part of the party receiving such information; or

     c) or is required to be disclosed by applicable law.

12. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as though such invalid or unenforceable provision or provisions were omitted.

13. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

14. Modification. This Agreement may be changed only by an agreement in writing signed by all the parties hereto.

15. Counterparts and Facsimile Signatures. This Agreement may be signed in two or more counterparts each of which shall be an original and all of which together shall be deemed one and the same agreement. Facsimile signatures shall be valid for all purposes hereunder as if they were original signatures.

16. Good Faith; Further Assurances; Further Cooperation. The parties to this Agreement shall in good faith undertake to perform their respective obligations under this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, the parties shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

TRIMOL GROUP, INC.                                   ALUMINUM-POWER INC.

         /s/ Alexander M. Gordin                              /s/ Vijay Sharma
------------------------------------                 ---------------------------
Name:    Alexander Gordin                            Name:    Vijay Sharma
Title:   President                                            Title:   President